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EXHIBIT 23.3
                     WILLIAMS & WEBSTER, P.S.
                   Certified Public Accountants
                       601 West Riverside
                            Suite 1940
                 Spokane, Washington   99201-0611
                          (509) 838-8111
                        FAX (509) 624-5001

Board of Directors
Ancona Mining Corporation
Vancouver, British Columbia



             CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS


We consent to the use of our report dated July 21, 2000 on the financial statements of Ancona Mining Corporation as of June 30, 2000 and the period then ended, and the inclusion of our name under the heading "Experts" in the Form SB-2/A-1 Registration Statement filed with the Securities and Exchange Commission.


/s/ Williams & Webster P.S.

Williams & Webster, P.S.
Spokane, Washington

November 1, 2000